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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                September 8, 1998


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                                APPLIED EXTRUSION
                               TECHNOLOGIES, INC.
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               (Exact name of registrant as specified in charter)



          Delaware                       0-19188                51-0295865
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of incorporation)                                       Identification No.)



    3 Centennial Drive, Peabody, MA                               01960
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(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (978) 538-1500
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ITEM 5.   OTHER EVENTS

     This Current Report on Form 8-K is being filed for the purpose of filing the Registrant's press release dated September 8, 1998 describing a major restructuring of its Covington, Virginia manufacturing facility. The Press release follows immediately below.

                           September 8, 1998, Tuesday

Applied Extrusion Technologies, Inc. Announces Restructuring of its Covington, Virginia OPP Plant

BOSTON, MA,

     September 8, 1998--Applied Extrusion Technologies, Inc. (NASDAQ NMS - AETC) announced a major restructuring of its Covington, Virginia manufacturing facility. The restructuring, which will be fully implemented over the next six months, is expected to significantly enhance the profitability of the Company. The plan includes the shutdown of two older, less efficient production lines, relocation of certain operations to other locations, and the elimination of approximately 200 full-time positions. In connection with the restructuring, the Company currently estimates it will record a one-time charge in the fourth fiscal quarter of approximately $ 20 million. "The Company has invested heavily in new highly efficient production assets and new product development, and as a result, is the lowest cost producer of a broad-line of OPP films," said Thomas
E. Williams, President and Chief Executive Officer. "An ongoing focus on cost reduction is necessary, particularly in the face of the recent pricing pressures in the OPP films industry. In addition, taking out less efficient capacity represents an important step toward expanding our profit margins and improving utilization levels in the industry. The Company will continue to manufacture certain highly differentiated products, which are unique to the tubular manufacturing process, in our Covington and Terre Haute, Indiana facilities. We regret the impact that this restructuring will have on many valued employees," concluded Williams. Applied Extrusion Technologies, Inc. is a leading developer and manufacturer of highly specialized plastic films used primarily in consumer product labeling, flexible packaging and health care applications. Through its technological innovations, AET is a leader in the North American oriented polypropylene and apertured films markets, and with the acquisition of Royal Dutch/Shell Group's film operations, will become a worldwide leader in the OPP films industry. Except for the historical information contained herein, the matters discussed in this report are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including those risks related to the timely development and acceptance of new products, fluctuations in raw materials and other production costs, the loss of one or more significant customers, the impact of competitive products and pricing, the timely completion of capital projects, the success of the Company's efforts to access capital markets on satisfactory terms, and to acquire, integrate, and operate new businesses and to expand into new markets, as well as other risks detailed in
Exhibit 99 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.



          CONTACT: Applied Extrusion Technologies, Inc.
                            Anthony J. Allott
                            Vice President and
                            Chief Financial Officer
                            978/538-1516

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                       APPLIED EXTRUSION
                                       TECHNOLOGIES, INC.

                                       By: /s/ Anthony J. Allott
                                          ---------------------------------
                                           Anthony J. Allott
                                           Vice President, Chief Financial
                                           Officer and Treasurer



Date:  September 14, 1998




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